UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2009 (the “Petition Date”), GSI Group Inc. (the “Company”) and two of its United States subsidiaries, GSI Group Corporation (“GSI”) and MES International, Inc. (“MES” and, collectively with the Company and GSI, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Petitions”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) (the “Chapter 11 Cases”). Following the Petition Date, the Debtors will continue to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On November 19, 2009, in anticipation of the Chapter 11 Petitions, the Debtors entered into a Noteholder Restructuring Support Agreement (the “Plan Support Agreement”) with eight of ten of the beneficial holders (the “Consenting Noteholders”) of GSI’s 11% Senior Notes due 2013 in the principal amount of $210 million (the “Senior Notes”), representing Consenting Noteholders holding approximately 88.1% of the outstanding principal amount of the Senior Notes. Pursuant to the Plan Support Agreement, the Consenting Noteholders have agreed, subject to certain conditions, to support the Joint Chapter 11 Plan of Reorganization (the “Plan”) proposed by the Debtors, which was filed with the Chapter 11 Petitions and forms a part of the Plan Support Agreement.

The Plan as Contemplated under the Plan Support Agreement

Pursuant to the Plan, which is subject to Court approval, the holders of claims under the Senior Notes (the “Senior Note Claims”) would, in exchange for the Senior Note Claims, receive (i) approximately 74.3% of the Company’s post-consummation outstanding shares, (ii) new secured notes in the aggregate amount of $95 million and (iii) their pro rata portion of a cash payment (the “Cash Payment”) in an amount of $2.1 million, plus $69,315 for each day following the Petition Date until the date the Plan is either confirmed or effective. Under the terms of the Plan and because the Debtors commenced the Chapter 11 Cases by November 20, 2009, this Cash Payment would be reduced by $2.1 million. If the Company were to meet certain deadlines with respect to the confirmation and effective date of the Plan as specified in the Plan, the Cash Payment would be further reduced. On the effective date of the Plan, the Company would also pay any and all interest accrued on the Senior Note Claims until the Petition Date. As of the Petition Date, there is approximately $6.2 million in accrued and unpaid interest with respect to the Senior Notes. The interest rate on the new secured notes would be 12.25% and, at GSI’s option, subject to the Company’s compliance with a fixed charge coverage ratio defined in the indenture for the new secured notes to be entered into upon the effective date of the Plan, would be payable in kind at a compounded rate of 13%. The new secured notes would be issued by GSI, guaranteed by the Company and ten of GSI’s U.S. subsidiaries and secured by substantially all the assets of GSI and the guarantors.

As part of the Plan, the Company’s wholly owned subsidiary, GSI Group Limited, would, in exchange for claims under an unsecured note in the principal amount (as fixed pursuant to the Plan) of $20 million, payable by GSI to GSI Group Limited (the “GSI UK Note Claim”), receive (i) approximately 7.1% of the Company’s post-consummation outstanding shares, (ii) approximately $9.1 million of the new secured notes and (iii) its pro rata share of the Cash Payment, as adjusted. On the effective date of the Plan, the Company would also pay interest accrued on the GSI UK Note Claim until the Petition Date.

As contemplated by the Plan, existing shareholders would (i) retain 18.6% of the Company’s post-consummation outstanding shares and (ii) receive warrants to purchase (a) 10% of 110% of the post-consummation outstanding shares of the Company at an imputed price of $1.10 per share and (b) 10% of 110% of the post-consummation outstanding shares of the Company at an imputed price of $2.00 per share.

Under the proposed Plan, all classes of claims, including all claims by vendors and suppliers, would be unimpaired and paid in full, except for the Senior Note Claims, the GSI UK Note Claim and the equity interest in the Company.

The Plan provides that its effectiveness is subject to customary conditions, including, without limitation, that the effective date occurs on or before April 20, 2010, unless such date is extended pursuant to the Plan Support Agreement.

The Plan contemplates that the Debtors will continue to operate their businesses in substantially their current form. The Debtors have filed first day motions to seek authorization from the Court to continue to pay vendors and suppliers under normal terms in the ordinary course of business for all goods and services provided to the Debtors after the Petition Date.

The Plan provides that, following the effective date of the Plan, the Company’s board of directors would be comprised of seven directors, to include its Chief Executive Officer and five members to be appointed by the beneficial holders of the Senior Notes. The Plan anticipates that the current officers of the Company would continue as officers of the Company following the effective date of the Plan.

The recoveries summarized above and the other terms of the Company’s restructuring are more fully described in the Plan, which forms a part of, and is filed as an exhibit to, the Plan Support Agreement.

The Plan Support Agreement

The Debtors’ proposed financial restructuring, as set forth in the Plan, has the support of Consenting Noteholders holding approximately 88.1% of the principal amount of the outstanding Senior Notes, representing 80% of all holders of the Senior Notes.

The Plan Support Agreement requires the Consenting Noteholders, and their successors and assigns, (i) to vote in favor of the Plan, (ii) not to object to confirmation of the Plan and not to object to, or otherwise commence, any proceeding to oppose or alter the Plan or support an alternative restructuring, (iii) not to withdraw, change or revoke their votes with respect to the Plan, except as otherwise permitted in the Plan Support Agreement, and (iv) except as otherwise permitted in the Plan Support Agreement, not to take any other action, including commencing any legal proceeding, that is inconsistent with, or that would materially prevent, hinder or delay the consummation of, the restructuring.

The support of the Consenting Noteholders under the Plan Support Agreement will terminate under certain circumstances, including, without limitation, if (i) the Debtors are in material breach of any obligations under the Plan Support Agreement, (ii) the Debtors file any motion or pleading with the Court that is inconsistent in a material respect with the Plan Support Agreement or the Plan, (iii) the Court grants relief that is materially inconsistent with the Plan Support Agreement or the Plan, (iv) the Debtors fail to achieve certain deadlines with respect to the approval of the Plan Support Agreement or the disclosure statement or confirmation or effectiveness of the Plan, (v) a trustee is appointed in the Chapter 11 Cases or any of the Chapter 11 Cases is dismissed or converted to a case under chapter 7 of the Bankruptcy Code or if the Debtors make a motion for such appointment, dismissal or conversion, (vi) the Court enters an order invalidating, disallowing, subordinating, recharacterizing or limiting the principal and interest components of the Senior Note Claims or disgorging any amounts paid prior to the Petition Date from any holder of the Senior Note Claims or (vii) there is a Material Adverse Change to the Company (as defined in the Plan Support Agreement).

The Plan Support Agreement provides that the Company shall use its best efforts to (i) support and complete the restructuring and all transactions contemplated by the Plan, (ii) take any and all necessary and appropriate actions in furtherance of the restructuring, (iii) complete the restructuring and all transactions contemplated under the Plan within set time-frames, (iv) obtain any and all required regulatory and/or third-party approvals for the restructuring, and (v) not directly or indirectly seek, solicit, support, consent to, or participate in the negotiation or formulation of alternate plans of reorganization, certain other corporate transactions, such as mergers, dissolutions, or a sale of substantially all of the Company’s assets or any other action that is inconsistent with the reorganization as contemplated by the Plan Support Agreement.

The foregoing summary of the Plan Support Agreement is a summary only and is qualified, in all respects, by the provisions of the Plan Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On November 20, 2009, the Debtors filed the Chapter 11 Petitions. The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Chapter 11 Petitions and the terms of the Plan is incorporated into this Item 1.03.

A copy of the press release, dated November 20, 2009, announcing the filing of the Chapter 11 Petitions, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Petitions constituted an event of default under the Indenture, dated as of August 20, 2008, by and among GSI, as issuer, the Company, as guarantor, the other guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Senior Notes. The Company has $210 million aggregate principal amount of Senior Notes outstanding. As a result of the filing of the Chapter 11 Petitions, all indebtedness outstanding under the Senior Notes was accelerated and became due and payable, subject to an automatic stay of any action to collect, assert or recover a claim against the Company and the application of applicable bankruptcy law.

Item 7.01	Regulation FD Disclosure.

The press release issued by the Company on November 20, 2009, announcing, among other matters, select financial information with respect to the Company’s cash position, statements regarding continuing operations, liquidity and progress in its restatement, is filed herewith as Exhibit 99.1 and such information shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Additional information on the Chapter 11 Petitions, including access to documents filed with the Court and other general information about the Chapter 11 Cases, is available at www.gsirestructuring.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Noteholder Restructuring Plan Support Agreement, dated November 19, 2009, by and among the Company, GSI, MES and Liberty Harbor Master Fund I, L.P., Tinicum Capital Partners II, L.P., Highbridge International LLC, Special Value Continuation Partners, L.P., Special Value Expansion Fund, LLC, Tennenbaum Opportunities Partners V, LP, Special Value Opportunities Fund, LLC, and Hale Capital Partners, LP.

99.1	Press Release dated November 20, 2009.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “would,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include statements regarding the proposed terms of the restructuring plan; the Company’s ability to complete the restructuring, as proposed or otherwise; the effects of the reorganization on existing debt holders and shareholders, including anticipated dilution and ownership post-reorganization; the impact of the reorganization on the Company’s general liquidity; the ability of the Company and its subsidiaries to operate in the ordinary course of business and continue paying vendors, suppliers, employees and other obligations during the restructuring process; the composition of the Company’s board of directors post-reorganization and whether current officers will continue to operate the Company; and other statements that are not historical facts. These forward looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the outcome of the Company’s bankruptcy proceedings, including whether or not the proposed plan is ultimately approved by the bankruptcy court and the final terms thereof; the potential adverse impact of the chapter 11 bankruptcy filing on the Company’s business, financial condition or results of operations; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted from time to time and to develop, prosecute and confirm and consummate one or more plans of reorganization with respect to the chapter 11 proceedings and to consummate all of the transactions contemplated by one or more of such plans of reorganization or upon which consummation of such plans may be conditioned; the occurrence of any event, change or other circumstance that could give rise to the termination of the plan support agreement that the Company has entered into with certain of its noteholders; the Company’s ability to complete and file its delayed periodic reports with the SEC; the outcome of the Company’s financial restatements and review of financial results; the Company’s ability to meet the requirements for continued listing of its shares on Nasdaq; the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices; risks related to the impact of delisting on the Company, including the impact on the price of the Company’s common stock and the potential loss of confidence by customers, suppliers, employees and the loss of institutional investor interest in the Company; the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; the impact of bookings on current and future sales levels; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; and the Company’s inability to recognize synergies of acquired businesses, including Excel. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/S/ SERGIO EDELSTEIN
Sergio Edelstein
President and Chief Executive Officer

Date: November 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Noteholder Restructuring Plan Support Agreement, dated November 19, 2009, by and among the Company, GSI, MES and Liberty Harbor Master Fund I, L.P., Tinicum Capital Partners II, L.P., Highbridge International LLC, Special Value Continuation Partners, L.P., Special Value Expansion Fund, LLC, Tennenbaum Opportunities Partners V, LP, Special Value Opportunities Fund, LLC, and Hale Capital Partners, LP.

99.1	Press Release dated November 20, 2009.